UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2017

TERRA TECH CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54258	26-3062661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2040 Main Street, Suite 225 Irvine, California 92416
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 447-6967

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 13, 2017, MediFarm So Cal, Inc., a wholly-owned subsidiary of Terra Tech Corp. (collectively, the “Company”), entered into and closed the transaction contemplated by an Asset Purchase Agreement (the “Purchase Agreement”) with Tech Center Drive Management, LLC (the “Seller”) pursuant to which the Company purchased substantially all of the assets of the Seller, other than certain intellectual property rights that remained with the Seller. There is no material relationship between the Company or its affiliates and the Seller other than in respect of the transactions contemplated by the Purchase Agreement. The aggregate consideration paid for the assets was $7,000,000 plus the value of the Seller’s inventory. $4,000,000 plus the value of the Seller’s inventory was paid in cash and $3,000,000 was paid in shares of the Company’s common stock, of which $700,000 in shares of common stock will be held in escrow for six months to satisfy the Seller’s indemnity obligations. The Purchase Agreement contains customary representations, warranties, indemnities and covenants by, among, and for the benefit of the parties.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of such document, a copy of which is filed as Exhibit 10.27 to this Current Report on Form 8-K and which is incorporated by reference herein in its entirety.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information disclosed under Item 1.01 of this Report is incorporated by reference into this Item 2.01 in its entirety.

Item 7.01 Regulation FD Disclosure.

On September 13, 2017, the Company issued a press release announcing that it had entered into the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01, and in Exhibit 99.1, referenced herein is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, unless the Company expressly so incorporates such information by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.27	Form of Asset Purchase Agreement, dated as of September 13, 2017

99.1	Press release, dated September 13, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA TECH CORP.

Date: September 13, 2017	By:	/s/ Derek Peterson
Derek Peterson
President and Chief Executive Officer

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